SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK
--X
ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO,

Petitioners,

-against-

TOWN OF SMITHTOWN, TOWN OF SMITHTOWN PLANNING BOARD; BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official Capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as member of the Town of Smithtown Planning Board; GYRODYNE LLC; and GYRODYNE COMPANY OF AMERICA, INC.,

Respondents.
--X

NOTICE OF APPEAL

Index No.: 608051/2022

PLEASE TAKE NOTICE, that the Petitioners, ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO, appeal to the Appellate Division, Second Department from an order of the Supreme Court, Suffolk County (Liccione, J.), dated March 20, 2025 and entered with the Clerk of the Court on March 21, 2025 and that this appeal is from each and every part thereof by which Petitioners are aggrieved.

Dated: Uniondale, New York
April 16, 2025

Yours, etc.,

RIVKIN RADLER LLP
Attorneys for Petitioners-Appellants
ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO

By: E. Christopher Murray

E. Christopher Murray, Esq.
926 RXR Plaza
Uniondale, New York 11556-0926
(516) 357-3000.
File No.: 014302.00001

TO: BRIAN S. STOLAR
HARRIS BEACH, PLLC
Attorneys for Respondents
Town of Smithtown and Town Planning Board and its Members
The Omni
333 Earle Ovington Blvd., Suite 901
Uniondale. NY 11553
516-880-8484
bstolar@harrisbeach.com

JOHN M. WAGNER
J T. SHEA
REBECCA R. SKLAR
CERTILMAN BALIN ADLER & HYMAN, LLP
Co-Attorneys for Respondents
Gyrodyne LLC and Gyrodyne Company of America, Inc.
100 Motor Parkway, Suite 560
Hauppauge, NY I 1788
rsklar@certilmanbalin.com
tshea@certilmanbalin.com
jwagner@certilmanbalin.com

BRIAN J. WHEELIN
JOSEPH L. CLASEN
ROBINSON & COLE, LLP
Co-Attorneys for Respondents
Gyrodyne, LLC and Gyrodyne Company of America, Inc.
Chrysler East Building
666 Third Avenue. 20th Fl
New York. NY 10017
jclasen@rc.com
bwheelin@rc.com

Supreme Court of the State of New York
Appellate Division: Second Judicial Department

Informational Statement (Pursuant to 22 NYCRR 1250.3 [a])

Case Title: Set forth the title of the case as it appears on the summons, notice of petition or order to show cause by which the matter was or is to be commenced, or as amended.	For Court of Original Instance
ST JAMES – HEAD OF THE HARBOR NEIGHBOR-HOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO, - against - TOWN OF SMITHTOWN, TOWN OF SMITHTOWN PLANNING BOARD; BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official Capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as member of the Town of Smithtown Planning Board; GYRODYNE LLC; and GYRODYNE COMPANY OF AMERICA, INC.,	Date Notice of Appeal Filed For Appellate Division

Case Type		Filing Type	
☐ Civil Action ☐ CPLR article 75 Arbitration	■ CPLR article 78 Proceeding ☐ Special Proceeding Other ☐ Habeas Corpus Proceeding	■ Appeal ☐ Original Proceedings ☐ CPLR article 78 ☐ Eminent Domain ☐ Labor Law § 220 or § 220-b ☐ Public Officers Law § 36 ☐ Real Property Tax Law § 1278	☐ Transferred Proceeding ☐ CPLR article 78 ☐ Executive Law § 298 ☐ CPLR 5704 Review

Nature of Suit: Check up to three of the following categories which best reflect the nature of the case.

■ Administrative Review	☐ Business Relationships	☐ Commercial	☐ Contracts
☐ Declaratory Judgment	☐ Domestic Relations	☐ Election Law	☐ Estate Matters
☐ Family Court	☐ Mortgage Foreclosure	☐ Miscellaneous	☐ Prisoner Discipline & Parole
☐ Real Property (other than foreclosure)	☐ Statutory	☐ Taxation	☐ Torts

Appeal

Paper Appealed From (Check one only):	If an appeal has been taken from more than one order or judgment by the filing of this notice of appeal, please indicate the below information for each such order or judgment appealed from on a separate sheet of paper.

☐ Amended Decree	☐ Determination	☒ Order	☐ Resettled Order
☐ Amended Judgement	☐ Finding	☐ Order & Judgment	☐ Ruling
☐ Amended Order	☐ Interlocutory Decree	☐ Partial Decree	☐ Other (specify):
☐ Decision	☐ Interlocutory Judgment	☐ Resettled Decree	
☐ Decree	☐ Judgment	☐ Resettled Judgment	

Court:	SUPREME COURT	County:	SUFFOLK COUNTY
Dated:	MARCH 20, 2025	Entered:	MARCH 21, 2025
Judge (name in full):	MAUREEN T. LICCIONE	Index No.:	608051/2022
Stage:	☐ Interlocutory ☒ Final ☐ Post-Final	Trial:	☐ Yes ☒ No If Yes: ☐ Jury ☐ Non-Jury

Prior Unperfected Appeal and Related Action or Proceeding Information

Are any appeals arising in the same action or proceeding currently pending in the court? ☑ Yes ☐ No

If Yes, please set forth the Appellate Division Case Number assigned to each such appeal.

Case No. 2024-12286

Where appropriate, indicate whether there is any related action or proceeding now in any court of this or any other jurisdiction, and if so, the status of the case:

Original Proceeding

Commenced by: ☐ Order to Show Cause ☐ Notice of Petition ☐ Writ of Habeas Corpus	Date Filed:

Statute authorizing commencement of proceeding in the Appellate Division:

Proceeding Transferred Pursuant to CPLR 7804(g)

Court:	County:
Judge (name in full):	Order of Transfer Date:

CPLR 5704 Review of Ex Parte Order:

Court:	County:
Judge (name in full):	Dated:

Description of Appeal, Proceeding or Application and Statement of Issues

Description: If an appeal, briefly describe the paper appealed from. If the appeal is from an order, specify the relief requested and whether the motion was granted or denied. If an original proceeding commenced in this court or transferred pursuant to CPLR 7804(g), briefly describe the object of proceeding. If an application under CPLR 5704, briefly describe the nature of the ex parte order to be reviewed.

This is an appeal from an order which denied Petitioner's Motion to Renew the decision, order and judgment dated October 11, 2024 which dismissed the petition.

Issues: Specify the issue(s) proposed to be raised on the appeal, proceeding, or application for CPLR 5704 review, the grounds for reversal or modification to be advanced and the specific relief sought on appeal.

1. Whether the court erred in denying Petitioner's Motion to Renew the decision, order and judgment dated October 11, 2024 which dismissed the petition?

2. Any and all other issues which may arise upon further review of the Record on Appeal.

Party Information

Instructions: Fill in the name of each party to the action or proceeding, one name per line. If this form is to be filed for an appeal, indicate the status of the party in the court of original instance and his, her, or its status in this court, if any. If this for is to be filed for a proceeding commenced in this court, fill in only the party's name and his, her, or its status in this court. Examples of party's original status include: plaintiff, defendant, petitioner, respondent, claimant, defendant third-party plaintiff, third-party defendant, and intervenor. Examples of a party's Appellate Division status include: appellant, respondent, appellant-respondent, respondent-appellant, petitioner, and intervenor.

No.	Party Name	Original Status	Appellate Division Status
1	ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC	PETITIONER	APPELLANT
2	JUDITH OGDEN	PETITIONER	APPELLANT
3	DAVID KELEMEN	PETITIONER	APPELLANT
4	ROSE NAPOLITANO	PETITIONER	APPELLANT
5	TOWN OF SMITHTOWN	RESPONDENT	RESPONDENT
6	TOWN OF SMITHTOWN PLANNING BOARD	RESPONDENT	RESPONDENT
7	BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board	RESPONDENT	RESPONDENT
8	WILLIAM MARCHESI, in his official Capacity as a member of the Town of Smithtown Planning Board;	RESPONDENT	RESPONDENT
9	THOMAS UNVERZAGT, in his official capacity as member of the Town of Smithtown Planning Board;	RESPONDENT	RESPONDENT
10	GYRODYNE LLC	RESPONDENT	RESPONDENT
11	GYRODYNE COMPANY OF AMERICA, INC.,	RESPONDENT	RESPONDENT
12			
13			
14			
15			
16			
17			
18			
19			
20			

Attorney Information

Instructions: Fill in the names of the attorneys or firms for the respective parties. If this form is to be filed with the notice of petition or order to show cause by which a special proceeding is to be commenced in the Appellate Division, only the name of the attorney for the petitioner need be provided. In the event that a litigant represents herself or himself, the box marked "Pro Se" must be checked and the appropriate information for that litigant must be supplied in the spaces provided.

Attorney/Firm Name: E. Christopher Murray, Esq./Rivkin Radler LLP			
Address: 926 RXR Plaza			
City: Uniondale	State: NY	Zip: 11556-0926	Telephone No: 516-357-3000
E-mail Address: e.murray@rivkin.com			
Attorney Type: ■ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 1-4			
Attorney/Firm Name: BRIAN S. STOLAR HARRIS BEACH, PLLC			
Address: The Omni 333 Earle Ovington Blvd., Suite 901			
City: Uniondale	State: NY	Zip: 11553	Telephone No: (516) 880-8484
E-mail Address: bstolar@harrisbeach.com			
Attorney Type: ■ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 5-9			
Attorney/Firm Name: JOHN M. WAGNER J T. SHEA REBECCA R. SKLAR CERTILMAN BALIN ADLER & HYMAN, LLP			
Address: 100 Motor Parkway, Suite 560			
City: Hauppauge	State: NY	Zip: 11788	Telephone No: 631.979.3000
E-mail Address: rsklar@certilmanbalin.com tshea@certilmanbalin.com jwagner@certilmanbalin.com			
Attorney Type: ☐ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 10-11			
Attorney/Firm Name: BRIAN J. WHEELIN JOSEPH L. CLASEN ROBINSON & COLE, LLP			
Address: 666 Third Avenue. 20th Fl			
City: New York	State: NY	Zip: 10017	Telephone No: 212.451.2900
E-mail Address: jclasen@rc.com bwheelin@rc.com			
Attorney Type: ■ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above: 10-11			
Attorney/Firm Name:			
Address:			
City:	State:	Zip:	Telephone No:
E-mail Address:			
Attorney Type: ☐ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above:			
Attorney/Firm Name:			
Address:			
City:	State:	Zip:	Telephone No:
E-mail Address:			
Attorney Type: ☐ Retained ☐ Assigned ☐ Government ☐ Pro Se ☐ Pro Hac Vice			
Party or Parties Represented (set forth party number(s) from table above:			

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK

ST. JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO, Petitioners, - against - TOWN OF SMITHTOWN, TOWN OF SMITHTOWN PLANNING BOARD, BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official capacity as a member of the Town of Smithtown Planning Board; DESMOND RYAN, in his official capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as a member of the Town of Smithtown Planning Board; RICK LANESE, in his official capacity as a member of the Town of Smithtown Planning Board; GYRODYNE, LLC; and GYRODYNE COMPANY OF AMERICA, INC., Respondents.	Index No.: 608051/2022 Assigned Justice: Hon. Maureen T. Liccione, J.S.C. Mot. Seq. No. 004 **NOTICE OF ENTRY**

PLEASE TAKE NOTICE that the within is a true copy of the Short Form Order of the

8523986.1

FILED: SUFFOLK COUNTY CLERK 03/21/2025 04:53 PM INDEX NO. 608051/2022
RECEIVED NYSCEF: 03/21/2025

Supreme Court of the State of New York, County of Suffolk County (Liccione, J.S.C.), dated March 20, 2025 and entered on March 21, 2025.

Dated: Hauppauge, New York
March 21, 2025

CERTILMAN BALIN ADLER & HYMAN, LLP

By: /s/ Rebecca Sklar
Rebecca Sklar, Esq.
Co-Attorneys for Respondents Gyrodyne, LLC and Gyrodyne Company of America, Inc.
100 Motor Parkway, Suite 560
Hauppauge, NY 11788
(631) 979-3000

ROBINSON & COLE LLP

By: /s/ Brian J. Wheelin
Brian J. Wheelin, Esq.
Co-Attorneys for Respondents Gyrodyne, LLC and Gyrodyne Company of America, Inc.
Chrysler East Building
666 Third Avenue, 20th Floor
New York, New York 10017
(212) 451-2900

TO: All parties via eFiling

FILED: SUFFOLK COUNTY CLERK 03/21/2025 04:23 PM
NYSCEF DOC. NO. 200
INDEX NO. 608051/2022
RECEIVED NYSCEF: 03/21/2025

Short Form Order

Index No. 608051/2022

SUPREME COURT – STATE OF NEW YORK
PART 78 – SUFFOLK COUNTY

PRESENT:
Hon. Maureen T. Liccione
Justice Supreme Court

---x

ST JAMES – HEAD OF THE HARBOR NEIGHBORHOOD PRESERVATION COALITION, INC.; JUDITH OGDEN; DAVID KELEMEN; and ROSE NAPOLITANO,

Petitioners,

-against-

TOWN OF SMITHTOWN; TOWN OF SMITHTOWN PLANNING BOARD; BARBARA DESORBE, in her official capacity as Chairperson of the Town of Smithtown Planning Board; WILLIAM MARCHESI, in his official capacity as a member of the Town of Smithtown Planning Board; DESMOND RYAN, in his official capacity as a member of the Town of Smithtown Planning Board; THOMAS UNVERZAGT, in his official capacity as a member of the Town of Smithtown Planning Board; GYRODYNE, LLC; and GYRODYNE COMPANY OF AMERICA, INC.,

Respondents.

---x

DECISION AND ORDER

Mot. Seq. No. 004 – MD/CaseDisp
Orig. Return Date: 12/20/2024
Mot. Submit Date: 01/15/2025

PETITIONERS' ATTORNEY
RIVKIN RADLER, LLP
926 RXR Plaza
Uniondale, NY 11556

RESPONDENTS' ATTORNEYS
HARRIS BEACH, PLLC
Attorneys for Town of Smithtown and Town Planning Board and its Members
The Omni
333 Earle Ovington Blvd., Suite 901
Uniondale, NY 11553

CERTILMAN BALIN ADLER & HYMAN, LLP
Attorneys for Gyrodyne, LLC and Gyrodyne Company of America, Inc.
100 Motor Parkway, Suite 560
Hauppauge, NY 11788

Upon the reading and consideration of NYSCEF Doc Nos 180-199 and 1-24, 85-87, and 105-175 it is hereby:

ORDERED that petitioner's motion to renew and reargue is denied in its entirety.

This was a special proceeding brought pursuant to CPLR Article 78 by petitioners (Petitioners) against the Town of Smithtown, the Smithtown Planning Board, the members of the Planning Board in their official capacities (collectively, Planning Board), Gyrodyne LLC and Gyrodyne Company of America, Inc. (Gyrodyne) (collectively, Respondents). The verified petition (Petition) (motion sequence no. l) sought a judgment: (1) annulling a findings statement issued pursuant to the SEQRA (New York State Environmental Quality Review Act, Environmental Conservation Law Article 8 and 6 NYCRR Part 617); (2) vacating the preliminary subdivision plat approval issued by the Planning Board for property owned by Gyrodyne known as Flowerfields; and (3) ordering the Planning Board to prepare a supplemental environmental impact statement (SEIS) pursuant to SEQRA.

The Flowerfields property is located south of Route 25A and east of Mill Pond Road in the Hamlet of St. James in the Town of Smithtown. It is situated between Route 25A and Long Island Railroad tracks and is adjacent to property owned the SUNY Stony Brook. As described in the final environmental impact statement (FEIS) prepared by the Town, the Planning Board granted Gyrodyne approval to subdivide the 74.98-acre Flowerfields property into 8 lots on March 30, 2022. Upon approval of the subdivision plat or map, applications will need to be made for the specific land uses to be proposed for each of the resulting 8 individual lots. These applications are to be submitted to the Town's Board of Site Plan Review and not to the Planning Board.

By decision, order and judgment dated October 11, 2024 (October 11 2024 Order), this court dismissed the petition. The October 11 2024 Order reviewed in detail each the challenges to the environmental review alleged in the petition and found that the "record demonstrate[ed] that the Planning Board had [taken] the requisite 'hard look' and mitigated the potential adverse environmental impacts of subdivision approval to the maximum extent practicable" (NYSCEF Doc No. 176, p 13). Petitioners now move to reargue and renew the October 11 2024 Order "pursuant to CPLR 2221."

CPLR 2221 (d) (1) and (2) provide that a motion for reargument "shall be identified specifically as such" and "shall be based upon facts or law allegedly overlooked or misapprehended in determining the prior motion but shall not include any matters of fact not offered on the prior motion." CPLR 2221 (e) (1) also requires that a motion for leave to renew "shall be specifically identified as such" and CPLR 2221 (e) (2) mandates that a renewal motion "shall be based upon new facts not offered on the prior motion that would change the prior

FILED: SUFFOLK COUNTY CLERK 03/21/2025 04:23 PM
INDEX NO. 608051/2022
NYSCEF DOC. NO. 200
RECEIVED NYSCEF: 03/21/2025

determination or shall demonstrate that there has been a change in the law that would change the prior determination." Section 2221 (e) (3) directs that a motion to renew "shall contain reasonable justification for the failure to present such facts on the prior motion." Although Petitioners' motion did not separately identify and support the motions for reargument or renewal as required by CPLR 2221 (f) Notwithstanding Petitioner's failure to separately identify and support each separate application Petitioners' motion will be considered on the merits.

Reargument

"While the determination to grant leave to reargue lies within the sound discretion of the court, a motion for leave to reargue 'is not designed to provide an unsuccessful party with successive opportunities to reargue issues previously decided, or to present arguments different from those originally presented'" *(Emigrant Bank v Kaufman,* 223 AD3d 650, 651–52 [2d Dept 2024], *quoting McGill v Goldman*, 261 AD2d 593 [2d Dept 1999]). Here, Petitioners have asserted no facts or law overlooked or misapprehended in determining the prior motion. Accordingly, it is denied.

Renewal

It is well settled that where an application for leave to renew is based upon "additional material facts which existed at the time the prior motion was made, but were not then known to the party seeking leave to renew, and therefore, not made known to the court, [r]enewal should be denied where the party fails to offer a valid excuse for not submitting the additional facts upon the original application" (*Dankner v Szurzan & Dorf, Inc.,* 226 AD2d 669, 669–70 [2d Dept 1996], *quoting Foley v Roche,* 68 AD2d 558, 568 [1st Dept 1979]).

Petitioners' motion to renew is centered upon a new fact: a heavy storm which dropped 10 inches of rain on August 18-19, 2024 in the Village and surrounding area which caused serious flooding and dangerous conditions. Petitioners assert that the flooding evinced the Town's inadequate environmental review of the required stormwater capacity which was premised on a maximum 8 inch rainfall. Since the storm occurred more than two years after the petition was filed in April 2022, this fact did not exist at the time "the motion was made." Accordingly, for this reason alone, renewal cannot be granted.

Nevertheless, as Respondents argue in opposition, the draft environmental impact statement (DEIS) "Stormwater Collection, Treatment, and Recharge" section did account for rainfall in excess of 8 inches. The DEIS relied upon climate change projections to the year 2100

FILED: SUFFOLK COUNTY CLERK 03/21/2025 01:22 PM
INDEX NO. 608051/2022
RECEIVED NYSCEF: 03/21/2025

based on the New York State Energy Research and Development Agency (NYSERDA) climate risk update entitled Climate Change in New York State: Updating the 2011 ClimAID Climate Risk Information (the "Climate Report") (DEIS, page 8-4 (NYSCEF Doc No. Nos. 133, 194). The Climate Report estimated a possible 20% increase in precipitation for this part of New York State over the next 75 years. As a result, the stormwater design includes capacity for an "additional 1.53 inches of storm capacity above the 8 inches required…[which] is 19.1% above the [8 inch] design requirement" (*id.*, DEIS, pages 8-4 to 8-5). Accordingly, the stormwater system design "targets the high-end projection of a 20% increase in precipitation made by New York State in the [Climate Report]" (*id.*, DEIS, page 8-5). Since the environmental review accounted for rainfall over 8 inches there is no merit to Petitioners' contentions.

In view of the foregoing, the motion to renew and reargue is denied in its entirety. The parties' remaining contentions are either unnecessary to this determination or are without merit.

The foregoing constitutes the decision and order of the Court.

ENTER

DATE: March 20, 2025
Riverhead, NY

HON. MAUREEN T. LICCIONE, J.S.C.

_X__ FINAL DISPOSITION   ____ NON-FINAL DISPOSITION

CERTIFICATE OF SERVICE

I hereby certify that on April 16, 2025, the

NOTICE OF APPEAL, INFORMATION SHEET and THE ORDER

was served on

HARRIS BEACH, PLLC
Attorneys for Respondents
Town of Smithtown and Town Planning Board and its Members

CERTILMAN BALIN ADLER & HYMAN, LLP
Co-Attorneys for Respondents
Gyrodyne LLC and Gyrodyne Company of America, Inc.

ROBINSON & COLE, LLP
Co-Attorneys for Respondents
Gyrodyne, LLC and Gyrodyne Company of America, Inc.

via electronic mail through NYSCEF at the following email addresses:

- JOSEPH L. CLASEN - jclasen@rc.com
- J T. SHEA - tshea@certilmanbalin.com
- MARTIN F. SIMON - msimon@tosgov.com
- REBECCA R. SKLAR - rsklar@certilmanbalin.com
- BRIAN S. STOLAR - bstolar@harrisbeach.com
- JOHN M. WAGNER - jwagner@certilmanbalin.com
- BRIAN J. WHEELIN - bwheelin@rc.com

Dated: Uniondale, New York
April 16, 2025

Yours, etc.,

RIVKIN RADLER LLP
Attorneys for Petitioners-Appellants
ST JAMES – HEAD OF THE HARBOR
NEIGHBORHOOD PRESERVATION
COALITION, INC.; JUDITH OGDEN;
DAVID KELEMEN; and ROSE NAPOLITANO

By: E. Christopher Murray

E. Christopher Murray, Esq.
926 RXR Plaza
Uniondale, New York 11556-0926
(516) 357-3000